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                                                                     Exhibit 3.3

                                     FORM OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CHILES OFFSHORE INC.

            THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

            FIRST: The name of the corporation is Chiles Offshore Inc. (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of

      (a) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and

      (b) 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

            Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

            Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of
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Directors as permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

            Subject to the provisions of applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

            FIFTH: The name and mailing address of the incorporator are David E. Zeltner, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

            SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, the By-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

            SEVENTH: Any action required or permitted to be taken by the holders of the shares of Common Stock of the Corporation may be taken without a meeting if, but only if, a consent or consents in writing, setting forth the action so taken, are signed by the holders of not less than 66-2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon.

            Notwithstanding any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may otherwise be specified by law), the affirmative vote of the holders of not less than 66-2/3% in voting power of the outstanding shares of Common Stock of the Corporation entitled to vote thereon shall be required to alter, amend, or repeal, or adopt any provisions inconsistent with this Article Seventh.


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            EIGHTH: In addition to any affirmative vote required by law or this
Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be required by law), the affirmative vote of the holders of not less than 66-2/3% in voting power of the outstanding shares of the Common Stock of the Corporation entitled to vote thereon, shall be required for the approval or authorization of (i) any merger, consolidation or similar business combination transaction involving the Corporation, pursuant to which the Corporation is not the surviving or resulting corporation and/or the shares of Common Stock of the Corporation are exchanged for or changed into other securities, cash or other property, or any combination thereof, (ii) the adoption of any plan or proposal for the liquidation, dissolution, winding up or reorganization of the Corporation, and (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries (taken as a whole).

            NINTH: The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware or any amendment thereto or any successor provision thereto, all persons whom it may indemnify pursuant thereto and in the manner thereby. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            TENTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this _____________ day of _______, 2000.


                                    ----------------------------
                                    David E. Zeltner
                                    Sole Incorporator


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